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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported) February 24, 2006


                                 AEARO COMPANY I
             (Exact Name of Registrant as Specified in Its Charter)


                    DELAWARE                               333-116676                             13-3840456
 (State or Other Jurisdiction of Incorporation)     (Commission File Number)           (IRS Employer Identification No.)

              5457 W. 79TH STREET
             INDIANAPOLIS, INDIANA                                                                   46268
    (Address of Principal Executive Offices)                                                      (Zip Code)

                                                      (317) 692-6666
                                   (Registrant's Telephone Number, Including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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ITEM 8.01 OTHER EVENTS.


         On February 24, 2006, Aearo Company I (the "Company") issued a press release relating to the commencement of a tender offer by the Company for any and all of the outstanding $175,000,000 aggregate principal amount of the 8 1/4% Senior Subordinated Notes due 2012 issued by the Company (the "Notes"). In connection with the tender offer, the Company is also soliciting consents from the holders of Notes to eliminate substantially all of the restrictive covenants in the indenture under which the Notes were issued. The tender offer and consent solicitation are being made on the terms and subject to the conditions set forth in the Offer to Purchase and Consent Solicitation Statement dated February 24, 2006 and related documents.

         The consummation of the tender offer and consent solicitation is subject to a number of conditions, as further described in the subject press release. A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

99.1 Press release of Aearo Company I dated February 24, 2006.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 24, 2006          AEARO COMPANY I

                                  By: /s/Jeffrey S. Kulka
                                     ------------------------------------------
                                  Name:  Jeffrey S. Kulka
                                  Title: Senior Vice President, Chief Financial
                                         Officer and Secretary